UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013

SQN AIF IV, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-184550	36-4740732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 William Street, 26th Floor, New York, New York	10038
(Address of Principal Executive Offices)	(Zip Code)

(212) 422-2166
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 28, 2013, SQN AIF IV, L.P. (“Fund IV”) funded its first finance project as part of a vendor program with US Cardiovascular, LLC (the “Vendor”). Working together with local physicians and surgeons, the Vendor develops and manages outpatient ambulatory surgical centers located throughout the United States.

In this project, Fund IV provided financing in the amount of $150,000 to US Cardiovascular of TN, LLC (the “Borrower”), a subsidiary of the Vendor. Under the terms of the loan, the Borrower is required to repay all principal and interest in 36 equal monthly installments. The loan to the Borrower is secured by certain medical imaging equipment and other supporting equipment owned and operated by the Borrower. All of the Borrower’s obligations in connection with the loan are guaranteed by the Vendor and the physician operating the clinic.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQN AIF IV, L.P. By: SQN AIF IV GP, LLC, its General Partner

Date: July 3, 2013	By:	/s/ Jeremiah J. Silkowski
Jeremiah J. Silkowski, President